Exhibit 10.8

S CORPORATION TERMINATION AND TAX SHARING AGREEMENT

This S Corporation Termination and Tax Sharing Agreement, dated as of July 27, 2020 (the “Agreement”), is made by and between Vertex, Inc., a Delaware corporation (the “Company”), and the trusts and individuals identified on the signature page hereto (each a “Shareholder” and collectively the “Shareholders”).

RECITALS:

A.           The Company has elected to be an S corporation (the “S Election”) under Section 1362 of the Internal Revenue Code of 1986, as amended (the “Code”).

B.            The Company intends to conduct an initial public offering registered under the Securities Act of 1933, as amended (the “Public Offering”).

C.           On the Termination Date (as defined in Section 2.01) the Company’s status as an S corporation will terminate.

D.           The Shareholders are currently the only shareholders of the Company and will continue to be so until immediately before the consummation of the Public Offering.

E.            In connection with the Public Offering, and in order to induce the investment by the public in the Company, the Company and the Shareholders desire to provide for the termination of the Company’s status as an S Corporation and a tax allocation and indemnification agreement in connection with the tax periods prior to and following the Termination Date, as well as the other agreements set forth herein.

AGREEMENT:

NOW, THEREFORE, for mutual consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Shareholders do hereby covenant and agree as follows:

ARTICLE 1

DEFINITIONS

“AAA” shall mean “accumulated adjustments account” as set forth in Section 1368(e)(1) of the Code.

“Assumed Tax Rate” shall mean, with respect to any tax period, the maximum combined federal income tax rate and applicable state blended income tax rates (as determined in accordance with the Company’s past practices) for taxpayers who are married and filing jointly, applicable for such period, taking into account the deductibility of state income tax for federal income tax purposes.

“C Short Year” shall have the meaning set forth in Section 1362(e)(1)(B) of the Code.

“Code” shall have the meaning set forth in Recital A.

“Post-Termination Distribution” shall mean a cash distribution during the Post-Termination Transition Period as set forth in Section 1371(e) of the Code to the extent it does not exceed the AAA.

“Post-Termination Transition Period” shall have the meaning set forth in Section 1377(b)(1) of the Code and shall begin on the day after the last day of the Company’s S Short Year.

“Public Offering” shall have the meaning set forth in Recital B.

“S Corporation” shall have the meaning set forth in Section 1361 of the Code.

“S Corporation Taxable Income” shall mean, for periods beginning on or after the date the Company became an S Corporation and ending with the close of the last day of the Company’s S Short Year, the sum of (i) the Company’s items of separately stated income and gain (within the meaning of Section 1366(a)(1)(A) of the Code) reduced, to the extent applicable, by the Company’s separately stated items of deduction and loss (within the meaning of Section 1366(a)(1)(A) of the Code) and (ii) the Company’s non-separately computed net income (within the meaning of Section 1366(a)(l)(B) of the Code).

“S Corporation Tax Year” shall mean any taxable period during which the Company had an S Election in effect, including the S Short Year.

“S Election” shall have the meaning set forth in Recital A.

“S Short Year” shall have the meaning set forth in Section 1362(e)(1)(A) of the Code.

“S Termination Year” shall have the meaning set forth in Section 1362(e)(4) of the Code.

“Tax Proceeding” shall have the meaning set forth in Section 2.02.

“Termination Date” shall have the meaning set forth in Section 2.01.

“Treasury Regulations” shall mean the regulations promulgated by the United States Treasury Department under the Code.

ARTICLE 2

S CORPORATION TERMINATION AND TAX SHARING

2.01 Termination of S Election. Pursuant to Section 1362(d) of the Code, the Company’s status as an S Corporation shall terminate on the earlier of (i) the effective date of the Company’s revocation of the S Election as agreed by the Shareholders holding more than one-half of the shares of the Company stock and set forth on the statement filed in accordance with and in the manner provided by Treasury Regulations Section 1.1362-6(a)(3) or (ii) the day on which the Company issues shares of the Company’s common stock in the Public Offering to one or more shareholders which causes the Company to no longer qualify as an S Corporation (the “Termination Date”).

2.02 Payments Related to Future Adjustments. In the event that any final determination of an adjustment (by reason of an amended return, claim for refund, audit, judicial decision or otherwise, which determination occurs after the Termination Date (each, a “Tax Proceeding”)) results in an increase in S Corporation Taxable Income, the Company shall distribute to each Shareholder within 30 days of such final determination, cash in an amount equal to (i) the product of (A) the amount of increase in taxable income to such Shareholder resulting from the adjustment and (B) the Assumed Tax Rate plus (ii) any interest and penalties imposed thereon.

2.03 Liability for Taxes Incurred During the S Short Year and for Tax Periods Ending Prior to the Termination Date. Each Shareholder severally, and not jointly, covenants and agrees that: (i) such Shareholder has duly included (to the best of such Shareholder’s knowledge), or will duly include, in such Shareholder’s federal, state and local income tax returns, such Shareholder’s respective allocable shares of all items of income, gain, loss, deduction, or credit attributable to the S Short Year of the Company, (ii) its federal, state and local income tax returns shall, to the extent required by applicable law, include such Shareholder’s allocable share of S Corporation Taxable Income of the Company from all sources through and including the close of business on the last day of the S Short Year of the Company, and (iii) such Shareholder shall, to the extent required by applicable law, pay any and all taxes such Shareholder is required to pay, as a result of being a shareholder of the Company, for all taxable periods (or that portion of any period) during which the Company was an S Corporation.

2.04 Shareholder Indemnification for Tax Liabilities. The Shareholders severally (according to the relative percentage of the outstanding shares of the Company’s common stock owned by each Shareholder on the last day of any applicable period to which a liability described below relates) and not jointly, each hereby agree to indemnify and hold the Company harmless from, against and in respect of any unpaid income tax liabilities of the Company (including interest and penalties imposed thereon) (i) which are attributable to the Company’s S Corporation Taxable Income for the S Short Year or (ii) which are incurred by the Company as a result of a final determination of an adjustment (by reason of a Tax Proceeding) to the taxable income of the Shareholders for any period, including the S Short Year or thereafter, and which (in the case of this clause (ii)) are attributable to a decrease for any period in the Shareholders’ taxable income and a corresponding increase for any period in the taxable income of the Company.

2.05 Company Indemnification for Tax Liabilities. The Company hereby indemnifies and agrees to hold the Shareholders harmless from, against and in respect of income tax liabilities (including interest and penalties imposed thereon), if any, incurred by the Shareholders as a result of a final determination of an adjustment (by reason of a Tax Proceeding) to the taxable income of the Company for any period ending after the Termination Date (including, without limitation, the C Short Year) which results in an increase for any period in the taxable income of the Shareholders. The Company shall distribute to each Shareholder cash in an amount equal to (i) the product of (A) the amount of such increase in the taxable income of such Shareholder resulting from such final determination and (B) the Assumed Tax Rate, plus (ii) any interest and penalties imposed thereon.

2.06 Payments. The Shareholders or the Company, as the case may be, shall make any payment required under Sections 2.04 or 2.05 within 30 days after receipt of notice from the other party that a final determination of an adjustment (by reason of a Tax Proceeding) has occurred and a payment is due by such party to the appropriate taxing authority.

2.07 Termination Payments to Shareholders. Immediately prior to the Termination Date, the Company shall distribute to the Shareholders their pro rata share (the ownership of the shares of the Company’s common stock owned by each Shareholder) of an amount equal to the estimated federal and state tax liabilities of the Shareholders attributable to the operations of the Company during the S Short Year, and in respect of which no prior tax distribution shall have been made (the “Estimated Distribution”). No later than June 30, 2021, the Company shall make any necessary adjustments to finalize the Company’s taxable income for the S Short Year allocable to the Shareholders, and (x) if the amount of the Estimated Distribution to the Shareholders is less than the adjusted income tax liability of the Shareholders taking into account such finalized taxable income of the Company for the S Short Year, each Shareholder’s state income tax liabilities attributable to the operations of the Company for the S Short Year, and the Assumed Tax Rate (the “Final Distribution”), then the Company shall, within 30 days thereafter, distribute to the Shareholders their pro rata share of an amount equal to the excess of the Final Distribution over the Estimated Distribution; and (y) if the amount of the Final Distribution is less than the Estimated Distribution, then each Shareholder shall, within 30 days thereafter, deliver to the Company such Shareholder’s pro rata share of an amount equal to the excess of the Estimated Distribution over the Final Distribution. Promptly upon request, each Shareholder shall provide the Company with information related to such Shareholder reasonably necessary to allow the Company to determine the Final Distribution.

ARTICLE 3

ALLOCATION OF INCOME

3.01 Short Taxable Years. The parties acknowledge that the taxable year in which the Company’s status as an S Corporation is terminated pursuant to Section 2.01 will be an S Termination Year with respect to the Company. Pursuant to Section 1362(e)(1) of the Code, the S Termination Year of the Company shall be divided into two short taxable years: an “S Short Year” and a “C Short Year.” The S Short Year shall be that portion of the Company’s S Termination Year ending on the day immediately preceding the Termination Date. Pursuant to Section 1362(e)(1)(B) of the Code, that portion of the S Termination Year beginning on the Termination Date and ending on the last day of the taxable year shall be the C Short Year of the Company.

3.02 Closing of the Books. The Company and each Shareholder agree that for income tax purposes (including for purposes of determining the Company’s S Corporation Taxable Income for its S Short Year), the Company shall allocate its items of income, gain, loss, deduction and credit for its calendar year between the S Short Year and the C Short Year in accordance with normal tax accounting rules (the “closing of the books” method). The Company shall timely make the election under Section 1362(e)(3) of the Code. Each Shareholder and the Company agree to provide such information and documentation (including any statement or consent required under Treasury Regulations Section 1.1362-6(b)) necessary to permit the Company to make such election validly.

ARTICLE 4

TAX MATTERS

4.01. Refunds. If the Company receives a refund of any income tax (including penalties and interest) for any period prior to the Termination Date, or as to which it has previously been indemnified by any Shareholder pursuant to this Agreement, the Company shall pay an amount equal to such refund, within 30 days after receipt thereof, to such Shareholder in accordance with such Shareholder’s proportionate ownership of the shares of the Company’s common stock on the last day of any applicable period to which the refund relates. If a Shareholder receives a refund of any income tax (including penalties and interest) as to which such Shareholder has previously been indemnified by the Company pursuant to this Agreement, such Shareholder shall, within 30 days after receipt thereon, remit an amount equal to such refund to the Company.

4.02. Notice and Tax Proceedings.

(a)	Each of the Company and the Shareholders agree that upon receipt of written notice of any Tax Proceeding or related matters that may affect the income tax liability of a party under this Agreement, such person shall use reasonable efforts to promptly (and in any event, not later than 10 days after receipt of such notice) notify each other party hereto.

(b)	The Company will have the option to represent itself in any Tax Proceeding involving the Company at its own expense and using advisors of the Company’s choice. Each Shareholder shall have the right, but not the obligation, to participate in such Tax Proceeding at such Shareholder’s own expense.

(c)	The Company and the Shareholders shall reasonably cooperate with each other in any applicable Tax Proceeding, including executing all instruments reasonably required to effectuate the provisions of this Section 4.02. The parties shall make available to each other, as reasonably requested, and to any taxing authority as required by applicable law, all information, records or documents relating to the liability for taxes covered by this Agreement and will preserve any such information, records or documents until the expiration of the applicable statute of limitations (taking into account extensions thereof). The party requesting such information shall reimburse the other party for all reasonable out-of-pocket expenses incurred in providing such requested information.

(d)	Notwithstanding anything to the contrary herein, no party shall take any action in any Tax Proceeding without the prior written consent of each affected party, which consent shall not be unreasonably withheld, conditioned or delayed.

(e)	Breach by a Shareholder of any of the provisions of this Section 4.02 will terminate the Company’s obligation to make payments to such Shareholder under Article 2 to the extent any such breach materially prejudices the result of any Tax Proceeding.

4.03. Inconsistent Reporting. If a Shareholder hereafter reports an item on such Shareholder’s income tax return in a manner materially inconsistent with the tax treatment reflected in the Schedule K-1 or other tax information provided to the Shareholders by the Company for a taxable period during which the Company’s S Election was in effect, the Shareholder shall notify the Company of such treatment before filing the Shareholder’s income tax return. If such Shareholder fails to notify the Company of such inconsistent reporting, such Shareholder shall be liable to the Company for any losses, costs or expenses (including reasonable attorneys’ fees) arising from such inconsistent reporting, including an audit.

ARTICLE 5

MISCELLANEOUS

5.01 Post-Termination Distributions. To the extent practicable and to the extent consistent with applicable law, payments or other distributions made to the Shareholders pursuant to Article 2 will be treated as Post-Termination Distributions for U.S. federal income tax purposes and any correspondingly applicable state and/or local tax purposes.

5.02 Other Distributions. To the extent that the Company’s tax return preparers determine that such payments or distributions cannot be properly treated as Post-Termination Distributions, then the amount of any distribution made to the Shareholders pursuant to Article 2 shall be increased by the amount of the Shareholders’ additional tax liability, if any, resulting from such payments or distributions, as reasonably determined by the Company’s tax return preparers, assuming that the Shareholders pay tax at the Assumed Tax Rate.

5.03 Confidentiality. Each of the parties agrees that any information furnished pursuant to this Agreement is confidential and, except as and to the extent required by law, or otherwise during the course of an audit or contest or other administrative or legal proceeding, shall not be disclosed to any person or entity.

5.04 Successors and Access to Information. This Agreement shall be binding upon and inure to the benefit of any successor, heirs or personal representatives to any of the parties, by merger, acquisition of assets or stock in the Company or otherwise, to the same extent as if the successor, heir or personal representative had been an original party to this Agreement or the applicable Shareholder for the taxable period in question, and in such event, all references herein to a party shall refer instead to the successor, heir or personal representative of such party; provided, however, that for purposes of calculating the tax liability to which any payments under this Agreement would relate, an original Shareholder’s tax liability shall be taken into account, but any payments in connection therewith shall be made to the successor, heir or personal representative of such original Shareholder.

5.05 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware excluding (to the greatest extent permissible by law) any rule of law that would cause the application of the laws of any jurisdiction other than the State of Delaware.

5.06 Headings. The headings in this Agreement are for convenience only and shall not be deemed for any purpose to constitute a part or to affect the interpretation of this Agreement.

5.07 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one counterpart.

5.08 Electronic Transmission. Any facsimile or electronically transmitted copies hereof or signature hereon shall, for all purposes, be deemed originals.

5.09 Notices. Any notice or communication required or permitted to be given under this Agreement shall be in writing (including telecopy communication) and mailed, telecopied or delivered to the parties at the addresses specified in the Company’s books and records relating to ownership of Company stock or at such other address as one party may specify by notice to the other party. All such notices and communications shall be effective when received. Any payment required to be made under this Agreement shall be mailed or delivered to the parties at the addresses specified in the Company’s books and records relating to ownership of Company stock or at such other address or account as one party may specify by notice to the other party.

5.10 Severability. If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the maximum extent practicable. In any event, all other provisions of this Agreement shall be deemed valid, binding, and enforceable to their full extent.

5.12 Successor Provisions. Any reference herein to any provisions of the Code or Treasury Regulations shall be deemed to include any amendments or successor provisions thereto as appropriate.

5.13 Integration; Amendments. Except as explicitly stated herein, this Agreement embodies the entire understanding between the parties relating to its subject matter and supersedes and terminates all prior agreements and understandings among the parties with respect to such matters. No promises, covenants or representations of any kind, other than those expressly stated herein, have been made to induce any party to enter into this Agreement. This Agreement shall not be modified or terminated except by a writing duly signed by each of the parties hereto, and no waiver of any provisions of this Agreement shall be effective unless in a writing duly signed by the party sought to be bound.

5.14 Waiver of Jury Trial. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY DISPUTE ARISING OUT OF THIS AGREEMENT. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.14.

[Signature Page Follows]

VERTEX, INC.

By:	/s/ David DeStefano
Name:	David DeStefano
Title:	President, Chief Executive Officer and Chairperson

/s/ Jeffrey R. Westphal
Jeffrey R. Westphal

/s/ Stefanie W. Thompson
Stefanie W. Thompson

/s/ Amanda W. Radcliffe
Amanda W. Radcliffe

/s/ Conrad J.J. Radcliffe
Conrad J. J. Radcliffe

/s/ Christopher J. Thompson
Christopher J. Thompson

/s/ Benjamin Schmerin
Benjamin Schmerin

/s/ John M. Ferraioli
John M. Ferraioli

/s/ John G. Hurley
John G. Hurley

ITEM SECOND IRREVOCABLE TRUST FBO KAILEY RADCLIFFE u/a of AMANDA W RADCLIFFE dated 10/05/2001

By:	/s/ Conrad J.J. Radcliffe
Name:	Conrad J. J. Radcliffe
Title:	Trustee

By:	/s/ Kailey A. Radcliffe
Name:	Kailey A. Radcliffe
Title:	Trustee

ITEM SECOND IRREVOCABLE TRUST FBO ANTOINETTE R. RADCLIFFE u/a of AMANDA W RADCLIFFE dated 10/05/2001

By:	/s/ Conrad J.J. Radcliffe
Name:	Conrad J. J. Radcliffe
Title:	Trustee

By:	/s/ Antoinette R. Radcliffe
Name:	Antoinette R. Radcliffe
Title:	Trustee

THIRD PARTY FUNDED SPECIAL NEEDS TRUST FOR CALLUM W. RADCLIFFE u/a of AMANDA W RADCLIFFE dated May 15, 2015

By:	/s/ Conrad J. J. Racliffe
Name:	Conrad J. J. Radcliffe
Title:	Trustee

ITEM SECOND IRR. TRUST FBO ANNE MARIE WESTPHAL u/a of JEFFREY R. WESTPHAL dated October 5, 2001

By:	/s/ Anne Marie Westphal
Name:	Anne Marie Westphal
Title:	Trustee

By:	/s/ Joshua R. Levine
Name:	Joshua R. Levine
Title:	Trustee

By:	/s/ Steve Treat
Name:	Steve Treat
Title:	Trustee

ITEM SECOND IRR. TRUST FBO KYLE R. WESTPHAL u/a of JEFFREY R. WESTPHAL dated October 5, 2001

By:	/s/ Kyle R. Westphal
Name:	Kyle R. Westphal
Title:	Trustee

By:	/s/ Joshua R. Levine
Name:	Joshua R. Levine
Title:	Trustee

By:	/s/ Steve Treat
Name:	Steve Treat
Title:	Trustee

ITEM SECOND IRR. TRUST FBO JACOB J. WESTPHAL u/a of JEFFREY R. WESTPHAL dated October 5, 2001

By:	/s/ Jacob J. Westphal
Name:	Jacob J. Westphal
Title:	Trustee

By:	/s/ Joshua R. Levine
Name:	Joshua R. Levine
Title:	Trustee

By:	/s/ Steve Treat
Name:	Steve Treat
Title:	Trustee

ITEM SECOND IRR. TRUST FBO MELANIE H. LUCAS u/a of STEFANIE W. LUCAS dated October 5, 2001

By:	/s/ Melanie H. Lucas
Name:	Melanie H. Lucas
Title:	Trustee

ITEM SECOND IRR. TRUST FBO SAMANTHA W. LUCAS u/a of STEFANIE W. LUCAS dated October 5, 2001

By:	/s/ Samantha W. Lucas
Name:	Samantha W. Lucas
Title:	Trustee

ITEM SECOND IRR. TRUST FBO MACKENZIE S. LUCAS u/a of STEFANIE W. LUCAS dated October 5, 2001

By:	/s/ Mackenzie S. Lucas
Name:	Mackenzie S. Lucas
Title:	Trustee

ITEM SECOND IRR. TRUST FBO ANDREA P. LUCAS u/a of STEFANIE W. LUCAS dated October 5, 2001

By:	/s/ Andrea Schmerin
Name:	Andrea P. Schmerin (f/k/a Andrea P. Lucas)
Title:	Trustee

The 2009 Jeffrey R. Westphal Generation Skipping Trust

By:	/s/ Jeffrey R. Westphal
Name:	Jeffrey R. Westphal
Title:	Trustee

The 2009 Stefanie Lucas Generation Skipping Trust

By:	/s/ Stefanie W. Thompson
Name:	Stefanie W. Thompson (f/k/a Stefanie W. Lucas)
Title:	Trustee

The 2009 Amanda W. Radcliffe Generation Skipping Trust

By:	/s/ Amanda W. Radcliffe
Name:	Amanda W. Radcliffe
Title:	Trustee

The Irrevocable Deed of Trust of Antoinette M. Westphal, dated March 31, 1987, Stefanie W. Thompson and Sterling Trustees LLC, Trustees

By:	/s/ Stefanie W. Thompson
Name:	Stefanie W. Thompson
Title:	Trustee

By:	Sterling Trustees LLC
Title:	Trustee

By:	/s/ Anthony Joffe
Name:	Anthony Joffe
Title:	President

Irrevocable Trust of Rainer J. Westphal, Settlor, dated July 19, 2007 – Separate Trust for Benefit of Stefanie W. Lucas

By:	/s/ Stefanie W. Thompson
Name:	Stefanie W. Thompson (f/k/a Stefanie W. Lucas)
Title:	Trustee

Irrevocable Trust of Rainer J. Westphal, Settlor, dated July 19, 2007 – Separate Trust for Benefit of Amanda W. Radcliffe

By:	/s/ Amanda W. Radcliffe
Name:	Amanda W. Radcliffe
Title:	Trustee

Irrevocable Trust of Rainer J. Westphal, Settlor, dated July 19, 2007 – Separate Trust for Benefit of Jeffrey Westphal

By:	/s/ Jeffrey R. Westphal
Name:	Jeffrey R. Westphal
Title:	Trustee

2020 IRREVOCABLE TRUST FOR BENEFIT OF CONSTANCE A. THOMPSON

By:	/s/ Constance A. Thompson
Name:	Constance A. Thompson
Title:	Trustee

By:	/s/ Christopher J. Thompson
Name:	Christopher J. Thompson
Title:	Trustee

2020 IRREVOCABLE TRUST FOR BENEFIT OF NICHOLAS A. SHUHAN

By:	/s/ Nicholas A. Shuhan
Name:	Nicholas A. Shuhan
Title:	Trustee

By:	/s/ Joshua R. Levine
Name:	Joshua R. Levine
Title:	Trustee

By:	/s/ Stephen R. Treat
Name:	Stephen R. Treat
Title:	Trustee